Exhibit 1.1

[                ] Shares

ORION ENGINEERED CARBONS S.A.

COMMON SHARES

UNDERWRITING AGREEMENT

[                    ], 2014

[                    ], 2014

Morgan Stanley & Co. LLC

Goldman, Sachs & Co.

As the Representatives

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Kinove Luxembourg Holdings 1 S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, with its registered office at 15, rue Edward Steichen, L-2540 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 160655 (the “Selling Shareholder”) proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [                ] common shares, having no par value (the “Firm Shares”), of Orion Engineered Carbons S.A., a joint stock corporation (société anonyme) under the laws of the Grand Duchy of Luxembourg, currently Orion Engineered Carbons S.à r.l., with its registered office at 15, rue Edward Steichen, L-2540 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 160558 (the “Company”).

The Selling Shareholder also proposes to sell to the several Underwriters not more than an additional [                ] common shares, having no par value (the “Additional Shares”) if and to the extent that you, as the Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such common shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” Prior to the Closing Date (as defined below), preferred equity certificates issued by Orion Engineered Carbons S.à r.l. to the Selling Shareholder will be converted into shares of Orion Engineered Carbons S.à r.l. at the Public Offering Price (as defined below) and Orion Engineered Carbons S.à r.l. will change its legal form and become a joint stock corporation (société anonyme) under the laws of the Grand Duchy of Luxembourg (the “Conversion”). The common shares, having no par value (actions sans mention de valeur), of the Company outstanding after the Conversion are referred to as the “Common Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-196593), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of

1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

Morgan Stanley & Co. LLC (“Morgan Stanley”) has agreed to reserve a portion of the Shares to be purchased under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, when such amendment or supplement becomes effective, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus as of its date does not contain, and as amended or supplemented, if applicable, as of the date of such amendment or supplement, and at the Closing Date (as defined in Section 5) and at each Option Closing Date (as defined in Section 3), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly organized under the laws of the Grand Duchy of Luxembourg, is validly existing (i) as of the date hereof, as a private limited liability company (société à responsabilité limitée) and (ii) as of the Closing Date, as a joint stock corporation (société anonyme) and has the power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and Prospectus. The Company is duly qualified to transact business and is in good standing (to the extent such concept is applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e) Each “significant subsidiary” of the Company listed in Schedule III hereto (each, a “Significant Subsidiary”) has been duly incorporated or organized, is validly existing as a corporation or other legal entity in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, has the corporate or other power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; except for Deutsche Gasrußwerke GmbH & Co. KG, which is not a wholly-owned subsidiary of the Company, all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any liens, encumbrances or claims (except for any liens, encumbrances or claims in connection with the Revolving Credit Facility, the Senior Secured Notes and the New Credit Facility, as such terms are defined in the Time of Sale Prospectus), except as would not reasonably be expected to have a Material Adverse Effect. All “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) are listed on Schedule III hereto.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) Upon the Conversion, the issued and authorized share capital of the Company will conform as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The Common Shares outstanding on each of the Closing Date and each Option Closing Date (as defined in Sections 5 and 3, respectively) will have been duly authorized and validly issued and will be fully paid and non-assessable. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company, other than those which have been waived or satisfied.

(i) The information set forth under the caption “Certain Taxation Considerations” in the Registration Statement, Time of Sale Prospectus and Prospectus insofar as it purports to describe the legal matters and documents referred to therein is a fair and accurate summary of such legal matters and documents in all material respects.

(j) The Shares have been approved for listing on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance.

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not (i) contravene any provision of the articles of association of the Company prior to or after the Conversion, (ii) contravene any agreement or other instrument binding upon the Company or any of its Significant Subsidiaries or (iii) violate any applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary, except, in the case of clauses (ii) and (iii) above, for any such contravention or violation that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except for (i) such consents, approvals, authorizations, orders or qualifications that have been obtained or will be obtained on or prior to the Closing Date and (ii) the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and qualifications as have been obtained or may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(n) Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that, individually or in the aggregate, would have a Material Adverse Effect or materially adversely affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus; and there are no current or pending legal or governmental proceedings that are required under the Securities Act to be described in the Registration Statement, Time of Sale Prospectus or the Prospectus that are not so described in the Registration Statement, Time of Sale Prospectus or the Prospectus.

(o) The Company is not, and after giving effect to the offering and sale of the Shares as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p) Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(s) None of the Company, its subsidiaries, affiliates under the control of the Company or its directors or executive officers, nor, to the Company’s knowledge, any employee, agent or representative of the Company or any of its subsidiaries has taken any action that would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder and any other applicable anti-corruption laws, including, without limitation, any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company, its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(t) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(u) None of the Company, its subsidiaries, affiliates under the control of the Company or its directors or executive officers, nor, to the Company’s knowledge, any employee, agent or representative of the Company or any of its subsidiaries has taken any action that would result in a violation by such person of laws and regulations administered by the U.S. Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and the Office of Export Enforcement of the U.S. Department of Commerce (“OEE”) or any equivalent sanctions or measures imposed by the U.S. Department of State, the Grand Duchy of Luxembourg, the European Union or the United Nations or other relevant sanctions authority.

(v) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any liability or obligation, direct or contingent that is material to the

Company and its subsidiaries, taken as a whole, nor entered into any transaction that is material to the Company and its subsidiaries, taken as a whole; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries taken as a whole, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(w) The Company and its subsidiaries have good and marketable title in fee simple to or have valid rights to lease or otherwise use all items of real property and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except for liens, encumbrances or defects (i) in connection with the Revolving Credit Facility, the Senior Secured Notes and the New Credit Facility (as such terms are defined in the Time of Sale Prospectus) or (ii) those that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.

(x) The Company and its subsidiaries own or have the right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the respective businesses now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(y) No labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors, except, in each case (i) as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or (ii) as would not reasonably be expected to have a Material Adverse Effect.

(z) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the

Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in Registration Statement, the Time of Sale Prospectus, and the Prospectus.

(aa) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where failure to possess the same would not individually or in the aggregated, reasonably be expected to have a Material Adverse Effect and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except as described in the Registration Statement, the Time of Sale Prospectus, and the Prospectus.

(bb) The Company and each of its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles under International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Prospectus, and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc) The financial statements (including the related notes thereto) of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company as of the dates indicated and the results of operations and the changes in cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods covered thereby (except as otherwise noted therein), and except as described in the Registration Statement, the Time of Sale Prospectus and the

Prospectus; the other financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and presents fairly in all material respects the information shown thereby.

(dd) Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, who have audited certain of the financial statements filed with the Commission as part of the Registration Statement, Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company and its consolidated Subsidiaries within the meaning of the Securities Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States).

(ee) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued in connection with the Conversion, pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ff) The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(gg) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(hh) The Company has not offered, or caused Morgan Stanley or any Morgan Stanley Entity (as defined in Section 12) to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(ii) The Company and each of its subsidiaries have timely filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have timely paid all taxes, including any related or similar assessment, fine or penalty, required to be paid by the Company and its subsidiaries, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries except, in each case, as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj) Except as (i) described in or contemplated by the Time of Sale Prospectus and the Prospectus, including as contemplated under the new credit facility described under the caption “Description of Material Indebtedness–New Senior Secured Credit Facility” in the Time of Sale Prospectus and the Prospectus or would reasonably be expected to have a Material Adverse Effect, no Significant Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company and no approvals are required in Luxembourg for any Significant Subsidiary of the Company to do so and (ii) all dividends and other distributions may be declared in Euro, converted by the Company at prevailing exchange rates into United States dollars, and made payable under the current laws and regulations of the Grand Duchy of Luxembourg in United States dollars and may be freely transferred out of the Grand Duchy of Luxembourg.

(kk) The Company was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recent taxable year, believes that it will not be a PFIC for its current taxable year and, based on the Company’s current operations and future projections, does not expect to be classified as a PFIC for any subsequent taxable year.

(ll) The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(mm) Under the laws of the Grand Duchy of Luxembourg the Company would not be entitled to invoke immunity from jurisdiction or immunity from execution in respect of any action arising out of its obligations under this Agreement.

(nn) Subject to compliance with any selling restrictions set forth in the Prospectus, this Agreement is in proper form to be enforceable against the Company in the Grand Duchy of Luxembourg in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Grand Duchy of Luxembourg of this Agreement, it is not necessary (i) that this Agreement be filed or recorded with any governmental authority in the Grand Duchy of Luxembourg (other than court filings in the normal course of proceedings and except that (x) a court may require that a document tabled as evidence be translated into French or German and (y) registration of this Agreement with the Luxembourg Administration de l’Enregistrement et des Domaines may be required in the case of legal proceedings before Luxembourg courts or where this Agreement must be produced before an official authority in Luxembourg (in which case either a nominal registration duty or an ad valorem tax, the rate of which depends on the document and the underlying transaction may become due and payable)) or that any stamp or similar tax (other than as provided in clause (i) above) in the Grand Duchy of Luxembourg be paid or in respect of this Agreement or any other documents to be furnished thereunder.

(oo) The statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived in all material respects.

(pp) The courts in the Grand Duchy of Luxembourg recognize and give effect to the choice of law provisions set forth in Section 18 hereof, except that a Luxembourg court may refuse to apply the law of another jurisdiction if such choice of law is meant to circumvent the rules of public order of the laws that would have otherwise applied in the absence of such choice of law provisions. The courts in the Grand Duchy of Luxembourg will enforce judgments of U.S. courts of competent jurisdiction obtained against the Company in connection with this Agreement and such judgments will be enforceable against the Company in Luxembourg without re-examination of the merits of the case, subject to applicable exequatur proceedings, and provided, in particular, that proof of the satisfaction of the following conditions provided by Luxembourg law for enforcement of foreign court judgments may have to be given: (i) the judgment is final and duly enforceable (exécutoire) in New York; (ii) the New York court had jurisdiction over the subject matter of the action leading to the judgment under applicable New York rules, and such jurisdiction is recognized by Luxembourg private international and local law; (iii) the New York court has acted in accordance with its own procedural laws; (iv) the judgment was granted following proceedings where the counterparty had the opportunity to appear, and if it appeared, to present a defense; (v) the New York court applied the substantive laws chosen by the parties to govern this Agreement; and (vi) the judgment is not contrary to Luxembourg international public order (ordre public international) as understood under the laws of the Grand Duchy of Luxembourg or has been given in proceedings of a criminal nature.

(qq) The submission by the Company to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or based upon this Agreement is legal, valid, binding and enforceable against the Company and will be recognized and given effect to by a court of competent jurisdiction in the Grand Duchy of Luxembourg.

2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(b) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not (i) contravene any provision of the articles of association or other organizational documents of the Selling Shareholder (ii) contravene any agreement or other instrument binding upon the Selling Shareholder or (iii) violate any applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, except, in the case of clauses (ii) and (iii) above, for any such contravention or violation that would not reasonably be expected to materially and adversely affect the sale of the Shares and the consummation of any other transaction herein contemplated.

(c) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement except for (i) such consents, approvals, authorizations, orders or qualifications that have been obtained or will be obtained on or prior to the Closing Date and (ii) the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and qualifications as have been obtained or may be required by FINRA and under applicable state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(d) On the Closing Date (as defined in Section 5) the Selling Shareholder will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of the Shares to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder or a security entitlement in respect of such Shares.

(e) The Selling Shareholder is not prompted by any material information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(f) (i) Solely to the extent that any statements in, or omissions from, the Registration Statement are made in reliance upon and in conformity with the Selling Shareholder Information (as defined below) furnished by the Selling Shareholder, the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, when such amendment or supplement becomes effective will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) solely to the extent that any statements in, or omissions from, the Time of Sale Prospectus are made in reliance upon and in conformity with the Selling Shareholder Information furnished by the Selling Shareholder, the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) solely to the extent that any statements in, or omissions from, the Prospectus are made in reliance upon and in conformity with the Selling Shareholder Information furnished by the Selling Shareholder, the Prospectus as of its date does not contain and, as amended or supplemented, and at the Closing Date (as defined in Section 5) and at each Option Closing Date (as defined in Section 3), if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(f) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. It is understood and agreed that the only information furnished by the Selling Shareholder to the Company for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus consists of the Selling Shareholder’s legal name, address, the percentage of the share capital of the Company owned by the Selling Shareholder before the Conversion, the number of Common Shares owned by the Selling Shareholder immediately upon the Conversion and any other information relating to the Selling Shareholder set forth under the caption “Principal Shareholders and Selling Shareholder” in the Registration Statement, the Time of Sale Prospectus or the Prospectus (the “Selling Shareholder Information”).

(g) None of the Selling Shareholder, its subsidiaries, affiliates under its control or its directors or executive officers, nor, to the Selling

Shareholder’s knowledge, any of its or its subsidiaries’ employees, agents or representatives has taken any action that would have resulted in a violation by such persons of laws and regulations administered by OFAC and OEE or any equivalent sanctions or measures imposed by the U.S. Department of State, the Grand Duchy of Luxembourg, the European Union or the United Nations or other relevant sanctions authority; and the Selling Shareholder will only use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any person or entity in a manner that complies with the sanctions and measures imposed by the Grand Duchy of Luxembourg, the European Union, the United Nations and the federal laws of the United States and the laws of the State of New York.

(h) The courts in the Grand Duchy of Luxembourg will enforce judgments of U.S. courts of competent jurisdiction obtained against the Selling Shareholder in connection with this Agreement and such judgments will be enforceable against the Selling Shareholder in Luxembourg without re-examination of the merits of the case, subject to applicable exequatur proceedings, and provided, in particular, that proof of the satisfaction of the following conditions provided by Luxembourg law for enforcement of foreign court judgments may have to be given: (i) the judgment is final and duly enforceable (exécutoire) in New York; (ii) the New York court had jurisdiction over the subject matter of the action leading to the judgment under applicable New York rules, and such jurisdiction is recognized by Luxembourg private international and local law; (iii) the New York court has acted in accordance with its own procedural laws; (iv) the judgment was granted following proceedings where the counterparty had the opportunity to appear, and if it appeared, to present a defense; (v) the New York court applied the substantive laws chosen by the parties to govern this Agreement; and (vi) the judgment is not contrary to the public order (ordre public) as understood under the laws of the Grand Duchy of Luxembourg or has been given in proceedings of a criminal nature.

(i) The submission by the Selling Shareholder to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or based upon this Agreement is legal, valid, binding and enforceable against the Selling Shareholder and will be recognized and given effect to by a court of competent jurisdiction in the Grand Duchy of Luxembourg.

3. Agreement to Sell and Purchase. The Selling Shareholder, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholder, on the Closing Date, at $[        ] per share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm

Shares to be sold by the Selling Shareholder as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholder agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [                ] Additional Shares at the Purchase Price (provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares). You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. The exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Unless agreed among you, the Selling Shareholder and the Company, the purchase date must be at least two business days after the written notice is given[, or one day if the purchase date is the Closing Date,]1 and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On the day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

Each of the Company and the Selling Shareholder hereby agrees that, without the prior written consent of Morgan Stanley and Goldman, Sachs & Co. on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned by it (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other securities so owned convertible into or exercisable or exchangeable for Common Shares (any such security, a “Related Security”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such

[1]	TBD.

other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Shares or any Related Securities.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder; (b) the issuance of Common Shares upon the exercise of any option or warrant, or settlement of other equity-based awards, or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or which is described in the Prospectus; (c) the issuance, sale or transfer of any Common Shares or Related Securities required to consummate the Conversion and the refinancing described in the Time of Sale Prospectus; (d) grants or issuances by the Company of Common Shares, options or other rights to acquire Common Shares or other equity-based awards under a stock-incentive plan or stock purchase plan of the Company as described in the Prospectus; (e) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions; (f) transfers by the Selling Shareholder of Common Shares or any Related Securities as a bona fide gift; (g) distributions by the Selling Shareholder of Common Shares or any Related Securities to its shareholders or participants or to any entity or individual that directly or indirectly controls, is controlled by or is under common control with the Selling Shareholder; (h) any amendments to, and transfers or distributions pursuant to any arrangements under, the Shareholders’ Agreement with respect to Kinove Luxembourg Coinvestment S.C.A., dated January 13, 2012; provided that in the case of any transfer or distribution pursuant to clause (f), (g) or (h), (A) each donee or distributee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were the Selling Shareholder and (B) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Shares, shall be required or shall be voluntarily made in respect of the transfer or distribution during the Restricted Period; (i) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (A) such plan does not provide for the transfer of Common Shares during the Restricted Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Selling Shareholder or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period; (j) the filing with the Commission of one or more registration statements on Form S-8, which is described in the Time of Sale Prospectus; (k) transfers by the Selling Shareholder of Common Shares or any Related Security in connection with the direct or indirect acquisition of 100% of the Common Shares by a single person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or the entry by the Company and the Selling Shareholder into an agreement providing for such a transaction; provided that any Common Shares or Related Securities that may be transferred pursuant to this clause (k) may not be transferred prior to the Closing Date or without prior approval of the board of directors of the Company; or (l) the issuance or transfers of Common Shares or any Related Security in connection with a strategic investment (including partnerships and joint ventures) or the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, provided that the aggregate number of Common Shares or Related Securities that may be issued or transferred pursuant to this clause (l) shall not exceed 5% of the total number of Common Shares outstanding, on a fully-diluted basis, on the Closing Date, and provided further, that any transferee of Common Shares or Related Securities pursuant to this clause (l) shall sign and deliver a lock-up letter substantially in the form of Exhibit A hereto for the remainder of the Restricted Period. In addition, the Selling Shareholder, agrees that, without the prior written consent of Morgan Stanley and Goldman, Sachs & Co. on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any Common Shares or Related Securities; provided that the Selling Shareholder may exercise any such right if such exercise shall not result in any public announcement regarding the exercise of such right, the filing of any registration statement in connection therewith prior to the expiration of the Restricted Period or the sale of any Common Shares or Related Securities under the Registration Statement during the Restricted Period. The Selling Shareholder consents to the entry of stop transfer instructions given by the Company with its transfer agent and registrar against the transfer of any Common Shares held by the Selling Shareholder except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall provide Morgan Stanley and Goldman, Sachs & Co. and each person subject to the Restricted Period pursuant to the lock-up letters described in Section 6(a)(viii) with prior notice of any such announcement that gives rise to an extension of the initial Restricted Period.

If Morgan Stanley and Goldman, Sachs & Co., in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(a)(viii) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

4. Terms of Public Offering. Each of the Company and the Selling Shareholder is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. Each of the Company and the Selling Shareholder is further advised by you that the Shares are to be offered to the public initially at $[        ] per Common Share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[        ] per Common Share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[        ] per Common Share, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares to be sold by the Selling Shareholder shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [            ], 2014, or at such other time on the same or such other date, not later than [            ], 2014,2 as we shall mutually agree in writing. The time and date of such payment are hereinafter referred to as the “Closing Date.” The Closing Date and each Option Closing Date are each sometimes referred to herein as an “Applicable Closing Date.”

Payment for any Additional Shares to be sold by the Selling Shareholder shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than five business days after the expiration of the option, as we shall mutually agree in writing.

6. Conditions to Obligations. The obligations of the Selling Shareholder to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on an Applicable Closing Date are subject to the conditions that the Registration Statement shall have become effective not later than [            ][a][p].m. (New York City time) on the date hereof and that the Conversion shall have occurred not later than the Closing Date.

(a) The several obligations of the Underwriters are subject to the following further conditions:

(i) Subsequent to the execution and delivery of this Agreement and prior to each Applicable Closing Date:

(A) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

[2]	5 business days after applicable closing date.

(B) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(ii) The Underwriters shall have received on each Applicable Closing Date a certificate, dated such Applicable Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i)(A) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such Applicable Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Applicable Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(iii) The Underwriters shall have received on each Applicable Closing Date an opinion and letter of Sullivan & Cromwell LLP, U.S. counsel for the Company, dated such Applicable Closing Date, in the form attached hereto as Exhibit D and Exhibit E respectively.

(iv) The Underwriters shall have received on each Applicable Closing Date an opinion of Arendt & Medernach, Luxembourg counsel for the Company and the Selling Shareholder, dated such Applicable Closing Date, in the form attached hereto as Exhibit F.

(v) The Underwriters shall have received on each Applicable Closing Date an opinion of Sullivan & Cromwell LLP, U.S. counsel for the Selling Shareholder, dated such Applicable Closing Date, in the form attached hereto as Exhibit G.

(vi) The Underwriters shall have received on each Applicable Closing Date an opinion of Latham & Watkins LLP, counsel for the Underwriters, dated such Applicable Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(vii) The Underwriters shall have received, on each of the date hereof and on each Applicable Closing Date, a letter dated the date hereof or such Applicable Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on such Applicable Closing Date shall use a “cut-off date” not earlier than three business days prior to such Applicable Closing Date.

(viii) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of the Company and other persons listed on Schedule IV hereto, relating to sales and certain other dispositions of Common Shares or Related Securities, delivered to you on or before the date hereof, shall be in full force and effect on the Applicable Closing Date.

(ix) On the Applicable Closing Date, the Representatives shall receive a written certificate executed by an authorized person of the Selling Shareholder, dated as of such Applicable Closing Date, to the effect that:

(A) the representations, warranties and covenants of the Selling Shareholder set forth in Section 2 of this Agreement are true and correct as of such Applicable Closing Date; and

(B) the Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder on or before such Applicable Closing Date.

(x) The Underwriters shall have received such other documents as they may reasonably request with respect to the valid existence and good standing of the Company as a joint stock corporation (société anonyme) and the due authorization and issuance of the Shares to be sold on such Applicable Closing Date.

(xi) At the Closing Date, the Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, [six] signed copies of the Registration Statement (excluding exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (excluding exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if during such time any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if it shall become necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if it shall become necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in connection therewith, the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or subject itself to taxation in any such jurisdiction where it is not now subject.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the Company’s option, Rule 158).

(i) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(j) The Company agrees that following the consummation of the offering of the Shares, it will use commercially reasonable efforts to obtain and maintain all approvals required in the Grand Duchy of Luxembourg to pay and remit outside Luxembourg all dividends declared by the Company and payable on the Common Shares (deducting applicable withholding taxes, if any), if any.

(k) The Company agrees that all amounts payable hereunder to each Underwriter shall be paid free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings, including any interest and penalties, levied in any jurisdiction, unless such deduction or withholding is required by applicable law, in which event the Company will pay such additional amounts so that the relevant Underwriter entitled to such payment will receive the amount that such Underwriter would otherwise have received but for such deduction or withholding; except that no such additional amounts shall be payable in relation to any payments to be made by the Company hereunder to each Underwriter where such deduction or withholding would not have been so imposed but for the existence of any present or former connection between such Underwriter and the jurisdiction imposing such deduction or withholding, including, without limitation, such Underwriter being or having been resident thereof, or being or having been engaged in trade or business or presence therein, or having or having had a permanent establishment therein.

8. Covenants of the Selling Shareholder. The Selling Shareholder covenants with each Underwriter as follows:

(a) The Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service Form W-8, together with all required attachments to such form.

(b) The Selling Shareholder agrees that it will not make any offer relating to the Shares that would constitute a free writing prospectus without the consent of the Representatives, which will not be unreasonably withheld or delayed.

(c) During the period when delivery of a Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required under the Securities Act, the Selling Shareholder will advise the Representatives promptly, and will confirm such advice in writing to the Representatives, of any material change in the information relating to the Selling Shareholder in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(d) The Selling Shareholder agrees that all amounts payable hereunder to each Underwriter shall be paid free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts duties, charges or other deductions or withholdings, including any interest and penalty, levied in any jurisdiction, unless such deduction or withholding is required by applicable law, in which event the Company will pay such additional amounts so that the relevant Underwriter entitled to such payment will receive the amount that such Underwriter would otherwise have received but for such deduction or withholding, except that no such additional amounts shall be payable in relation to any payments to be made by the Selling Shareholder hereunder to each Underwriter where such deduction or withholding would not have been so imposed but for the existence of any present or former connection between such Underwriter and the jurisdiction imposing such deduction or withholding, including, without limitation, such Underwriter being or having been resident thereof, or being or having been engaged in trade or business or presence therein, or having or having had a permanent establishment therein.

(e) The Selling Shareholder will indemnify and hold each Underwriter harmless against any documentary, stamp, registration, issuance, transfer or similar taxes, duties or fees and any transaction levies, commissions or brokerage charges imposed by any government, or any political subdivisions or tax authority thereof or therein, including any interest and penalties (the “Transfer Taxes”), which are required to be paid in connection with the initial delivery of the Shares to the Underwriters, and the execution, delivery and performance of this Agreement. Any subsequent Transfer Taxes payable on any transfer subsequent to the delivery of the Shares in accordance with Section 5 hereof shall not be the responsibility of the Selling Shareholder.

9. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Selling Shareholder agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the creation and issuance of the Shares and the sale, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (not to exceed, when taken together with the fees and disbursements of counsel for the Underwriters incurred in connection with clause (iii) of this Section 10, $30,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Shares and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates (if any) representing the Shares, (vii) the costs and charges of any transfer agent or registrar (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, provided, however, that the Underwriters shall pay or reimburse the Company for a portion of the cost of any such chartered aircraft, in proportion to those number of travelers thereon who are employees of the Underwriters, (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties of other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution”, Section 12 entitled “Directed Share Program Indemnification” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section 10 shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholder may otherwise have for the allocation of such expenses among themselves.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of such Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus or any amendment or supplement thereto, or that arise out of or are based upon any omission or alleged omission to state therein of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of such Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent (and only to the extent) that such untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus, or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the Selling Shareholder Information furnished by the Selling Shareholder; and except insofar as such losses, claims, damages or liabilities that arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. The liability of the Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the net proceeds received by the Selling Shareholder from the sale of the Shares under this Agreement.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, or the Prospectus or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided, that the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley and Goldman, Sachs & Co. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholder and such control persons of the Selling Shareholder, such firm shall be designated in writing by the Selling Shareholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 11(a), 11(b), 11(c) or 11(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of the Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by the Selling Shareholder under this Agreement.

(f) The Company, the Selling Shareholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Shareholder or any person controlling the Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) that arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or that arise out of or are based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that arise out of or are based on the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 12(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided, that the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 12(a) or 12(b) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 12(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 12(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 12(d) were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12(d), no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 12(d) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 12(e) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

13. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company and the Selling Shareholder, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State or Luxembourg authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

14. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder. In any such case either you, the Company or the Selling Shareholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholder shall be unable to perform their obligations under this Agreement (which, for purposes of this Section 14, shall not include termination by the Underwriters pursuant to clauses (i), (iii), (iv) or (v) of Section 13), the Company and the Selling Shareholder will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

15. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms’ length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

16. Submission to Jurisdiction; Appointment of Agent for Service. (a) Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or based upon this Agreement. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any of the Company and the Selling Shareholder has or hereafter may acquire any immunity under New York or Luxembourg Law (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Company and the Selling Shareholder, as applicable, irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) Each of the Company and the Selling Shareholder hereby appoints [Corporation Service Company] as its agent for service of process in any suit, action or proceeding described in the first sentence of the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Company and the Selling Shareholder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect to such action or proceeding. Each of the Company and the Selling Shareholder represents and warrants that such agent has agreed to act as its agent for service of process. To the extent that either the Company or the Selling Shareholder determines to appoint a new agent for service of process, each of the Company and the Selling Shareholder agrees to promptly notify the Representatives of the name and address of such new agent for service of process.

(c) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase U.S. dollars with such other currency in the city of New York on the business day preceding that on which final judgment is given. The obligation of each of the Company and the Selling Shareholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase U.S. dollars with such other currency. If the U.S. dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and the Selling Shareholder agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company and the Selling Shareholder, as applicable, an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

17. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

18. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to 15 rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg, Attention: General Counsel and if to the Selling Shareholder shall be delivered, mailed or sent to 15 rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg, Attention: General Counsel.

21. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and no other person will have any right or obligation hereunder.

Very truly yours,

ORION ENGINEERED CARBONS S.À R.L.

By:
Name:
Title:

KINOVE LUXEMBOURG HOLDINGS 1 S.À R.L.

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

Goldman, Sachs & Co.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Goldman, Sachs & Co.

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. LLC
Goldman, Sachs & Co.
UBS Securities LLC
Barclays Capital Inc.
J.P. Morgan Securities LLC
Keybanc Capital Markets Inc.
Macquarie Capital (USA) Inc.
Total:

S-I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [date]

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

S-II-1

SCHEDULE III

Significant Subsidiaries

Orion Engineered Carbons Holdings GmbH (Germany)

Orion Engineered Carbons Bondco GmbH (Germany)

Orion Engineered Carbons GmbH (Germany)

Orion Engineered Carbons International GmbH (Germany)

Orion Engineered Carbons USA Holdco LLC (USA (Delaware))

Orion Engineered Carbons LLC (USA (Delaware))

S-III-1

SCHEDULE IV

Persons Delivering Lock-Up Agreements

1.	Kinove Luxembourg Coinvestment S.C.A.

2.	Luxinva S.A.

3.	OEC Holdings 3-A L.P.

4.	OEC Holdings 3-B L.P.

5.	OEC Holdings 4 L.P.

6.	Romolo Holdings C.V.

7.	Triton Managers III Limited

8.	TTF III Limited

9.	Jack Clem

10.	Christian Eggert

11.	Charles Herlinger

12.	Claus von Hermann

13.	Paul Huck

14.	Martin Huth

15.	Romeo Kreinberg

16.	Jörg Krüger

17.	Mark E. Leigh

18.	Jeffrey C. Malenky

19.	Lixing Min

20.	Didier Miraton

21.	Claudine Mollenkopf

22.	Michael Reers

23.	Dan F. Smith

24.	Barry Snyder

25.	Andrew W. Sweet

26.	Eytan A. Tigay

27.	Erik Thiry

28.	Hans-Dietrich Winkhaus

S-IV-1